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                                                                      EXHIBIT 99

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D dated May 1, 1997 with respect to the Common Stock of Authentic Fitness Corporation is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

                  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

May 1, 1997.


LATTANZIO INTERNATIONAL, LTD.           /s/ John J. Lattanzio
                                            John J. Lattanzio

By:  Hemisphere Fund Managers
     Limited
                                        /s/ Michael J. Linn
                                            Michael J. Linn

By:  /s/ Margaret Every
Name: Margaret Every
Title: Vice President



LATTANZIO GROUP, L.L.C.



By:  /s/ John J. Lattanzio
Name: John J. Lattanzio
Title: Principal Manager



By:  /s/ Michael J. Linn
Name: Michael J. Linn
Title: Manager